Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$826,029
Unrealized Gain (Loss) on Market Value of Futures	791,910
Dividend Income	1,598
Interest Income	8,884
Total Income (Loss)	$1,628,421

Expenses
Sponsor Management Fees	$8,200
Brokerage Commissions	3,418
Total Expenses	$11,618
Net Income (Loss)	$1,616,803

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$10,475,076
Net Income (Loss)	1,616,803

Net Asset Value End of Month	$12,091,879
Net Asset Value Per Share (150,040 Shares)	$80.59

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(101,080)
Unrealized Gain (Loss) on Market Value of Futures	(56,061)
Dividend Income	194
Interest Income	890
Total Income (Loss)	$(156,057)

Expenses
Sponsor Management Fees	$766
Brokerage Commissions	415
Total Expenses	$1,181
Net Income (Loss)	$(157,238)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$993,565
Net Income (Loss)	(157,238)

Net Asset Value End of Month	$836,327
Net Asset Value Per Share (200,040 Shares)	$4.18

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$724,949
Unrealized Gain (Loss) on Market Value of Futures	735,849
Dividend Income	1,792
Interest Income	9,774
Total Income (Loss)	$1,472,364

Expenses
Sponsor Management Fees	$8,966
Brokerage Commissions	3,833
Total Expenses	$12,799
Net Income (Loss)	$1,459,565

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$11,468,641
Net Income (Loss)	1,459,565

Net Asset Value End of Month	$12,928,206

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596